   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2000.

                                                      REGISTRATION NO. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 DSP GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                     94-2683643
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

3120 SCOTT BOULEVARD, SANTA CLARA, CA                       95054
Address of Principal Executive Offices)                   (Zip Code)

                                 DSP GROUP, INC.
                   1998 NON-OFFICER EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Eliyahu Ayalon
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                 DSP GROUP, INC.
                              3120 SCOTT BOULEVARD
                              SANTA CLARA, CA 95054
                     (Name and Address of Agent For Service)

                                  408/986-4300
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                                 With a copy to:
                              Bruce Alan Mann, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                             San Francisco, CA 94105

--------------------------------------------------------------------------------

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------
                                                 Proposed             Proposed
                                                 Maximum              Maximum
Title of Securities       Number of shares       Offering Price Per   Aggregate             Amount of
to be Registered          to be Registered       Share                Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock                 500,000              $28.98444*          $12,492,187.50         $3,298
--------------------------------------------------------------------------------------------------------------

* Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of DSP Group, Inc.'s Common Stock on the Nasdaq National Market on December 14, 2000.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              DSP Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC").

              (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000, which includes audited financials for the Registrant's latest fiscal year.

              (b) The Registrant's Proxy Statement on Schedule 14A filed with the SEC on April 17, 2000.

              (c) The Registrant's Registration Statement No. 001-13065 on
                  Form 8-A filed with the SEC on June 6, 1997, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

              (d) The Registrant's Quarterly Report on Form 10-Q for the
                  Quarterly Period ended March 31, 2000 filed with the SEC on May 15, 2000.

              (e) The Registrant's Registration Statement No. 333-69289 on
                  Form S-8, filed with the SEC on April 25, 2000.

              (f) The Registrant's Registration Statement No. 333-35566 on
                  Form S-3, filed with the SEC on April 25, 2000.

              (g) The Registrant's Registration Statement No. 333-35566 on
                  Form 424B2, filed with the SEC on May 5, 2000.

              (h) The Registrant's Quarterly Report on Form 10-Q/A for the
                  Quarterly Period ended September 30, 2000 filed with the SEC on November 16, 2000.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

              Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

              Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Registrant's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemption, or (iv) any transaction from which the director derived an improper personal benefit.

              The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

              The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.

ITEM 8.       EXHIBITS

EXHIBIT NO.                DESCRIPTION
-----------                -----------

5.1                        Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

10.1                       DSP Group, Inc. 1998 Non-Officer Employee Stock Option Plan (filed as Exhibit 10.23 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference).

10.2                       Certificate of Amendment to the 1998 Non-Officer Employee Stock Option Plan.

23.1                       Consent of Kost, Forer & Gabbay, a member of Ernst & Young International, independent auditors.

23.2                       Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as
                           Exhibit 5.1 to this Registration Statement).

24.1                       Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.                    UNDERTAKINGS

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1998 Non-Officer Employee Stock Option Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 18, 2000.


                                 DSP GROUP, INC.



                                 By: /s/ Eliyahu Ayalon
                                    ---------------------------------
                                    Eliyahu Ayalon
                                    Chairman of the Board and
                                    Chief Executive Officer

                   POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

              Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Moshe Zelnik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

              Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                         TITLE                                             DATE
     ---------                         -----                                             ----

     /s/ Eliyahu Ayalon
     -----------------------           Chairman of the Board and Chief                   December 18, 2000
     Eliyahu Ayalon                    Executive Officer (Principal Executive
                                       Officer)

     /s/ Moshe Zelnik
     -----------------------           Vice President of Finance, Chief                  December 18, 2000
     Moshe Zelnik                      Financial Officer and Secretary
                                       (Principal Financial Officer and
                                       Principal Accounting Officer)

     /s/ Zvi Limon
     -----------------------           Director                                          December 18, 2000
     Zvi Limon

     /s/ Yair Shamir
     -----------------------           Director                                          December 18, 2000
     Yair Shamir

     /s/ Saul Shani
     -----------------------           Director                                          December 18, 2000
     Saul Shani

     /s/ Louis Silver
     -----------------------           Director                                          December 18, 2000
     Louis Silver

     /s/ Patrick Tanguy
     -----------------------           Director                                          December 18, 2000
     Patrick Tanguy